Exhibit 99.1

Investor Contact:

Bruce R. Foster, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding Announces Results for

The Third Quarter Ended June 30, 2019

●	$2.3 million in net income for the quarter ended June 30, 2019
●	Diluted EPS rose to $0.35 for the quarter ended June 30, 2019
●	$61.2 million in cash & securities as of June 30, 2019

ENGLEWOOD CLIFFS, N.J., August 13, 2019 - Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a diversified financial services company, today announced results for the third quarter ended June 30, 2019.

Three Months Ended June 30, 2019 Results

For the three months ended June 30, 2019, net income was $2.3 million, or $0.35 per diluted share, as compared to net income of $2.0 million, or $0.29 per diluted share for the three months ended June 30, 2018.

Total income for the three months ended June 30, 2019 decreased $0.9 million to $6.4 million, compared to $7.3 million for the three months ended June 30, 2018. Total revenue included in the three months ended June 30, 2019 is approximately $3.7 million in total revenue from finance income from the distressed receivable business, as compared to $4.5 million for the three months ended June 30, 2018. Also included in total revenues for the three months ended June 30, 2019 is approximately $0.4 million from personal injury claims income, as compared to $1.6 million for the three months ended June 30, 2018. Disability fee income was $1.2 million for the three months ended June 30, 2019 and 2018. Other income increased $0.8 million to $0.9 million for the three months ended June 30, 2019, compared to $0.1 million for the three months ended June 30, 2018. The Company recognized a gain on settlement of $0.3 million for the three months ended June 30, 2019.

General and administrative expenses decreased $1.2 million to $3.0 million for the three months ended June 30, 2019, as compared to $4.2 million for the three months ended June 30, 2018.

Additionally, the Company had a loss from an equity method investment of $(5,000) for the three months ended June 30, 2019.

Nine Months Ended June 30, 2019 Results

For the nine months ended June 30, 2019, net income was $5.4 million, or $0.80 per diluted share, as compared to a net income of $0.3 million, or $0.05 per diluted share for the nine months ended June 30, 2018.

Total income for the nine months ended June 30, 2019 decreased $0.4 million to $18.0 million, compared to $18.4 million for the nine months ended June 30, 2018. Total revenue included in the nine months ended June 30, 2019 is approximately $10.7 million in total revenue from finance income from the distressed receivable business, as compared to $12.8 million for the nine months ended June 30, 2018. Also included in total revenues for the nine months ended June 30, 2019 is approximately $1.6 million from personal injury claims income, as compared to $2.2 million for the nine months ended June 30, 2018. Disability fee income was $3.7 million for the nine months ended June 30, 2019, as compared to $3.2 million for the nine months ended June 30, 2018. Other income increased $1.2 million to $1.4 million for the nine months ended June 30, 2019, compared to $0.2 million for the nine months ended June 30, 2018. The Company recognized a gain on settlement of $0.6 million for the nine months ended June 30, 2019.

General and administrative expenses decreased $1.4 million to $10.3 million for the nine months ended June 30, 2019, as compared to $11.7 million for the nine months ended June 30, 2018. During the nine months ended June 30, 2018, the Company recorded a loss of $(1.4) million on the acquisition of a minority interest.

Additionally, the Company had a loss from an equity method investment of $(91,000) for the nine months ended June 30, 2019, compared to earnings from an equity method investment of $0.8 million for the nine months ended June 30, 2018.

Balance Sheet Review

As of June 30, 2019, the Company had approximately $61.2 million in cash and cash equivalents, and securities, $89.2 million in stockholders' equity, and a net book value per share of $13.50.

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of three complementary business segments: Personal Injury Claims, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include or have included funding of personal injury claims; acquiring and managing international distressed consumer receivables; and benefits advocacy. For additional information, please visit our website at  http://www.astafunding.com .

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, the identified material weaknesses in our internal control over financial reporting and our ability to remediate those material weaknesses, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2018, and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

Investor Contact:

Bruce R. Foster, CFO

Asta Funding, Inc.

(201) 567-5648

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2019 (Unaudited)	September 30, 2018
ASSETS
Cash and cash equivalents	$2,898,000	$6,284,000
Available for sale debt securities (at fair value)	50,286,000	38,054,000
Investments in equity securities (at fair value)	8,032,000	—
Consumer receivables acquired for liquidation (at cost)	2,184,000	3,749,000
Investment in personal injury claims, net	5,909,000	10,745,000
Due from third party collection agencies and attorneys	813,000	755,000
Accounts receivable, net	235,000	—
Prepaid and income taxes receivable, net	4,456,000	5,387,000
Furniture and equipment, net of accumulated depreciation of $1.9 million at June 30, 2019 and $1.8 million at September 30, 2018	145,000	100,000
Equity method investment	207,000	236,000
Note receivable	—	4,313,000
Settlement receivable	1,990,000	3,339,000
Deferred income taxes	10,360,000	10,940,000
Goodwill	1,410,000	1,410,000
Other assets	1,443,000	1,003,000
Total assets	$90,368,000	$86,315,000
LIABILITIES
Accounts payable and accrued expenses	$1,208,000	$2,281,000

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none	—	—
Preferred stock, Series A Junior Participating, $.01 par value; authorized 30,000 shares; issued and outstanding — none	—	—
Common stock, $.01 par value, authorized 30,000,000 shares; issued 13,459,708 at June 30, 2019 and September 30, 2018; and outstanding 6,605,915 at June 30, 2019 and 6,685,415 at September 30, 2018	135,000	135,000
Additional paid-in capital	68,558,000	68,551,000
Retained earnings	87,956,000	82,441,000
Accumulated other comprehensive income, net of taxes	199,000	35,000
Treasury stock (at cost) 6,853,793 shares at June 30, 2019 and 6,774,293 at September 30, 2018	(67,688,000)	(67,128,000)
Total stockholders’ equity	89,160,000	84,034,000
Total liabilities and stockholders’ equity	$90,368,000	$86,315,000

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Finance income, net	$3,684,000	$4,509,000	$10,659,000	$12,795,000
Personal injury claims income	439,000	1,557,000	1,608,000	2,167,000
Disability fee income	1,175,000	1,188,000	3,732,000	3,248,000

Total revenues	5,298,000	7,254,000	15,999,000	18,210,000

Gain on settlement	273,000	—	596,000	—
Other income, net	855,000	76,000	1,395,000	179,000

	6,426,000	7,330,000	17,990,000	18,389,000

Expenses:
General and administrative	2,980,000	4,201,000	10,301,000	11,712,000
Loss on acquisition of minority interest	—	—	—	1,420,000
Interest	—	17,000	—	19,000
Impairment	100,000	100,000	100,000	100,000
Loss (earnings) from equity method investment	5,000	—	91,000	(845,000)

	3,085,000	4,318,000	10,492,000	12,406,000

Income from continuing operations before income tax	3,341,000	3,012,000	7,498,000	5,983,000
Income tax expense	1,037,000	1,055,000	2,146,000	5,595,000

Net income from continuing operations	2,304,000	1,957,000	5,352,000	388,000
Net loss from discontinued operations, net of income tax	—	—	—	(80,000)

Net income	$2,304,000	$1,957,000	$5,352,000	$308,000

Net income (loss) per basic shares:
Continuing operations	$0.35	$0.29	$0.80	$0.06
Discontinued operations	—	—	—	(0.01)
	$0.35	$0.29	$0.80	$0.05
Net income (loss) per diluted shares:
Continuing operations	$0.35	$0.29	$0.80	$0.06
Discontinued operations	—	—	—	(0.01)
	$0.35	$0.29	$0.80	$0.05

Weighted average number of common shares outstanding:
Basic	6,666,012	6,685,415	6,678,947	6,654,911
Diluted	6,666,231	6,685,628	6,679,260	6,657,840